UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2007

ASIAN FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Wyoming	000-27129	91-1922225
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Jinyuan Road Daxing District Industrial Development Zone Beijing, Peoples’ Republic of China		102600
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +86 10 6021 2222

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 31, 2007, Asian Financial, Inc. (the “Company”) issued warrant instruments exercisable for up to 576,425 shares of the Company’s common stock to those investors who elected to receive warrants in connection with the penalties accrued pursuant to the penalty provisions set forth in (i) Section 2(e) of the Registration Rights Agreement dated October 24, 2006 by and among the Company and the investors identified therein (incorporated by reference from Form 8-K filed on October 25, 2006), and (ii) Section 4.11 of the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated October 24, 2006 by and among the Company and the investors identified therein (incorporated by reference from Form S-1 filed on November 21, 2007).  Other investors party to the Securities Purchase Agreement elected to receive cash in satisfaction of the penalty provisions totaling $436,000, which amount was paid to these investors by the Company in February 2008.

A copy of the form of warrant instrument, dated December 31, 2007, and which is exercisable from June 30, 2008 until 5:00 p.m., New York City time, on June 30, 2013 subject to the terms and conditions described therein, is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed as part of this report:

99.1 - Form of Warrant dated December 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIAN FINANCIAL, INC.

Date: February 8, 2008	By:	/s/ Wenhua Guo
Name: Wenhua Guo
Title: Chief Executive Officer